Exhibit 99.1

USG Corporation Announces Leadership Transition

James S. Metcalf to Retire as Chairman, President and Chief Executive Officer, Effective October 31, 2016

Jennifer F. Scanlon to Succeed Metcalf as President and Chief Executive Officer

Steven F. Leer to Transition to Non-Executive Chairman of the Board

CHICAGO--(BUSINESS WIRE)--September 23, 2016--USG Corporation (NYSE:USG), a leading building products company, today announced that James S. Metcalf will retire as chairman of the board, president and chief executive officer (CEO), effective Oct. 31, 2016. Mr. Metcalf has served as president and chief executive officer since January 2011 and as chairman since December 2011.

Jennifer F. Scanlon, executive vice president, president, International and president, L&W Supply Corporation, will succeed Mr. Metcalf as president and CEO upon his retirement and has been appointed a director of the company, effective immediately. Ms. Scanlon will serve as executive vice president and CEO-elect until Nov. 1, 2016. As part of the leadership transition, Steven F. Leer, lead director, will become non-executive chairman of the board, effective Nov. 1, 2016.

“After more than 35 years with the company and more than a decade in senior leadership roles, including almost six years as president and chief executive officer, I believe that it is the right time for me to move on to the next phase of my professional life and for Jenny to guide USG into its next chapter,” said Mr. Metcalf.

Mr. Metcalf continued, “Together we have executed Our Plan to Win, strengthening and growing our core businesses, diversifying our earnings and differentiating our products and services through innovation. With the announced sale of L&W Supply, a strong balance sheet and a deep, experienced team in place, the company is well prepared for this leadership transition. I have full confidence that Jenny and our management team will continue to provide dynamic leadership to create even greater success for our customers, shareholders and employees.”

“Jenny’s background, skills, and expertise give the board full confidence that she is the right person to serve as the next leader of USG,” said Mr. Leer. “Having served in a variety of positions at USG for almost 14 years, Jenny knows the business intimately and brings great insight to this role. She played a leadership role in developing and executing the company’s strategy, including the establishment of the USG Boral joint venture and in returning L&W Supply to profitability. Jenny’s promotion is a reflection of the board’s long-standing succession planning, and we are pleased to have an executive as qualified as Jenny take the reins and lead USG as it moves into its next phase of growth and value creation. We thank Jim for his outstanding leadership of USG over the years, taking over during challenging market conditions, restoring the company to profitability and putting it on sound financial footing.”

“I am excited to take on the role of president and CEO at USG, an outstanding company with innovative products, dedicated employees, clear growth prospects and a solid financial foundation,” said Ms. Scanlon. “These strengths give me great confidence that we are prepared for the next phase of the company’s future. I look forward to working closely with USG’s executive team and employees across the company. Together, we will build on our significant momentum and deliver value for our shareholders, customers, partners and employees.”

About Jennifer Scanlon

Jennifer Scanlon is executive vice president; president, International, president, L&W Supply Corporation, and CEO-elect. She is also a director on the USG Board of Directors and the chairman of the board of USG Boral Building Products. Scanlon leads USG’s international joint ventures across Asia, Australasia and the Middle East. Her previous assignments at USG include vice president and chief information officer and head of corporate strategy. Scanlon joined USG in 2003 as the director of supply chain and customer relationship strategy.

Prior to USG, Scanlon was a senior vice president for Bricker & Associates, Inc., a management consulting firm that specialized in assisting Fortune 500 organizations dramatically increasing profits through operational improvement. She began her career at IBM, serving in various operational and consulting roles.

Scanlon graduated from the University of Notre Dame in 1988 with a B.A. in government and computer applications. She earned an MBA in finance and marketing from the University of Chicago Booth School of Business in 1992. Scanlon serves on the boards of the Chicago Council of Global Affairs and of Shore Community Services, Inc. Scanlon is a member of the Economic Club of Chicago and the Executives’ Club of Chicago.

About Steven Leer

Steven Leer has been a director of USG since June 2005, and lead director since January 2012. He serves as chair of the Governance Committee and a member of its Compensation and Organization Committee. Mr. Leer retired as chairman of Arch Coal, Inc. in 2014 after having served in that position since April 2006. He was also the chief executive officer of Arch Coal, Inc. until April 2012. Mr. Leer is a director of Norfolk Southern Corporation, Cenovus Energy Inc. and Parsons Corporation. He is a former director of the Greater St. Louis Area Boy Scouts of America and the National Association of Manufacturers.

About USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, and L&W Supply Corporation subsidiaries and its USG Boral Building Products joint venture. Headquartered in Chicago, USG's worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG Boral Building Products is a leading plasterboard & ceilings joint venture across Asia, Australasia, and the Middle East. For additional information, visit www.usg.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, management's expectation about USG’s future performance. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; our ability to maintain or achieve price increases; our substantial indebtedness and our ability to incur substantial additional indebtedness; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; certain of our customers having significant buying power; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; shortages in raw materials or changes in raw material and energy costs; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; volatility in the assumptions used to determine the funded status of our pension plans; our ability to protect our intellectual property and other proprietary rights; a security breach of company information; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

CONTACT:

USG Corporation
Media
Kathleen Prause, 312-436-6607
kprause@usg.com
or
Investors
Ryan Flanagan, 312-436-5304
investorrelations@usg.com